Exhibit 10.14

        AMENDMENT OF THAT EXCHANGE AGREEMENT MADE AS OF JUNE 5, 1995, BY AND BETWEEN TECHNOMED, INC., a Florida corporation, (Technomed), and ESSENTIAL CARE MEDICAL CENTERS, INC., a Florida corporation, (Essential), and PRIME DENTAL CENTERS, INC., a Florida corporation (Prime)

        This Amendment is entered into by and between TechnoMed, Essential and Prime this 8th day of May, 1996, to reflect events after June 5, 1995. The parties agree as follows:

        1. Article 2.1 hereby amended to read: Harry Kobrin and Morton Schnessel were each entitled to receive 287,763 shares of Heart Labs of America, Inc., common stock for a total of 575,526 shares. Those shares were actually received on or about December 27, 1995. The second paragraph of Article 2.1 is unchanged.

        2. Article 3.12 is hereby deleted.

        3. Article 4.4 is hereby amended to delete all provisions after the words "state laws" on line 6, page 11.

        4. Article 5.1 is hereby amended to read: The closing date for this transaction was October 24, 1995.

        5. Article 5.3 is amended by removing the words "Technomed and/or" from the second line of the Article.

        6. Article 5.4 is added as follows:

        5.4 CONDITIONS TO BE RESOLVED PRIOR TO CLOSING. Before the closing of this transaction, the following matters had to be resolved to the satisfaction of all of the parties

            (i) The shareholders must continue to advance funds as needed to Prime and Essential until closing.

            (ii) The claims of Drs. Victor Ferran and his wife must be settled in such a way as to maintain all necessary permits and licenses from all regulatory agencies so that the business of Prime and Essential will continue without unacceptable interruption.

            (iii) All other claims and litigation made or threatened against Essential or Prime must be settled.

            (iv) All parties must have 120 days to conduct all necessary investigations and inquisitions concerning the other companies, unless notice was given that additional time was needed, in which case the period could have been extended.

                                        TECHNOMED, INC.

                                        By: /s/ NORMAN J. BIRMINGHAM
                                                Norman J. Birmingham, President

                                        ESSENTIAL MEDICAL CENTERS, INC.

                                        By: /s/ MORTON SCHNESSEL
                                                Morton Schnessel, President

                                        PRIME DENTAL CENTERS, INC.

                                        By: /s/ MORTON SCHNESSEL
                                                Morton Schnessel, President